Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS FOURTH-QUARTER AND FULL-YEAR 2019 RESULTS

FOURTH-QUARTER HIGHLIGHTS:

•	TOTAL REVENUE +2.1%
•	SAME-UNIT REVENUE +0.1%

FULL-YEAR HIGHLIGHTS:

•	TOTAL REVENUE +2.9%
•	SAME-UNIT REVENUE +2.0%
•	EPS FROM CONTINUING OPERATIONS +16.5%

CLEVELAND (February 20, 2020) – CBIZ, Inc. (NYSE: CBZ) (the “Company”) today announced fourth-quarter and full-year results for the period ended December 31, 2019.

For the 2019 fourth quarter, CBIZ recorded revenue of $203.1 million, an increase of $4.1 million, or 2.1%, over the $199.0 million reported in the same period of 2018. Newly acquired operations, net of divestitures, contributed $3.9 million, or 2.0%, to the fourth-quarter 2019 revenue growth. Same-unit revenue increased by $0.2 million, or 0.1%, for the quarter, compared with the same period a year ago. Loss per share from continuing operations of $0.02 remained unchanged in the 2019 fourth quarter, compared with the same period a year ago. Loss from continuing operations for the 2019 fourth quarter was $1.1 million, compared with $1.0 million for the same period a year ago. Adjusted EBITDA for the fourth quarter was $2.7 million, compared with $4.8 million for the fourth quarter of 2018.

For the full-year period ended December 31, 2019, CBIZ recorded revenue of $948.4 million, an increase of $26.4 million, or 2.9%, over the $922.0 million recorded for the same period of 2018. Acquisitions, net of divested operations, contributed $8.2 million, or 0.9%, to the revenue growth in 2019. Same-unit revenue increased by $18.2 million, or 2.0%, compared with the same period a year ago. Earnings per share from continuing operations of $1.27 increased by 16.5% in 2019, compared with $1.09 for the same period a

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

year ago. Income from continuing operations of $71.0 million increased by 15.4% in 2019, compared with $61.6 million for the same period a year ago. Adjusted EBITDA was $120.6 million, compared with $109.1 million in 2018.

During the year, the Company used approximately $27.2 million to repurchase a total of approximately 1.3 million shares of its common stock. The balance on the Company's unsecured credit facility at December 31, 2019 was $105.5 million with approximately $288 million of unused borrowing capacity. As of February 14, 2020, the Company has purchased an additional 168 thousand shares of its common stock.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We are pleased to report 16.5% growth in earnings per share for 2019 with 2.9% total revenue growth. As expected, our second half revenue growth of 4.6% outpaced the 1.4% growth reported for the first half of 2019. Client demand for our core Financial Services business remains strong, and we are pleased to see growth within our Benefits & Insurance group in the second half of 2019.”

Grisko continued, “We closed six acquisitions in 2019 and another three so far in 2020 with a number of additional potential transactions at various stages in our pipeline. With $120 million of Adjusted EBITDA and $288 million of unused financing capacity, we have the access to capital to make strategic acquisitions and to continue to conduct share repurchases. We continue to make investments in our business that will enhance our capabilities to provide exceptional services and solutions to our clients, and further strengthen our market presence.”

2020 Outlook

•	The Company expects growth in total revenue within a range of 5% to 7% over the prior year.
•	Although a number of factors may impact the tax rate, the Company expects an effective tax rate of approximately 24%.
•	The Company expects a weighted average fully diluted share count of approximately 56 million shares.
•	The Company expects to grow fully diluted earnings per share within a range of 10% to 12% over the prior year.

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10138785 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

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A replay of the webcast will be made available approximately two hours following the call on the Company’s website at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), February 20, through 5:00 p.m. (ET), February 25, 2020. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10138785.

About CBIZ

CBIZ, Inc. is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 offices in 31 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.

Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of these risks and uncertainties, as well as others, may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED DECEMBER 31, 2019 AND 2018

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	DECEMBER 31,
	2019	%	2018	%
Revenue	$203,138	100.0%	$199,023	100.0%
Operating expenses (1)	200,706	98.8%	181,824	91.4%
Gross margin	2,432	1.2%	17,199	8.6%
Corporate general and administrative expenses (1)	10,490	5.2%	8,873	4.5%
Operating (loss) income	(8,058)	(4.0)%	8,326	4.1%
Other income (expense):
Interest expense	(1,256)	(0.6)%	(1,434)	(0.7)%
Gain on sale of operations, net	15	0.0%	362	0.2%
Other income (expense), net (1) (2)	4,999	2.5%	(9,631)	(4.8)%
Total other income (expense), net	3,758	1.9%	(10,703)	(5.3)%
Loss from continuing operations before income tax expense	(4,300)	(2.1)%	(2,377)	(1.2)%
Income tax benefit	(3,164)		(1,424)
Loss from continuing operations	(1,136)	(0.6)%	(953)	(0.5)%
Loss from operations of discontinued businesses, net of tax	(16)		(20)
Net loss	$(1,152)	(0.6)%	$(973)	(0.5)%

Diluted loss per share:
Continuing operations	$(0.02)		$(0.02)
Discontinued operations	-		-
Net loss	$(0.02)		$(0.02)

Basic weighted average common shares outstanding	54,547		54,775
Other data from continuing operations:
Adjusted EBITDA (3)	$2,676		$4,842

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($5.5 million expense in 2019 and $9.2 million income in 2018, or 2.7% and (4.6%) of revenue, respectively) and "Corporate general and administrative expenses" ($0.7 million expense in 2019 and $0.9 million income in 2018, or 0.3% and (0.5%) of revenue, respectively) and are directly offset by deferred compensation gains or losses in "Other income, net" ($6.2 million gain in 2019 and $10.1 million loss in 2018, or 3.0% and (5.1%) of revenue, respectively). The deferred compensation plan has no impact on "Loss from continuing operations before income tax expense".

(2)

Included in "Other income (expense), net" for the three months ended December 31, 2019 and 2018, is expense of $1.3 million and income of $0.7 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

YEAR ENDED DECEMBER 31, 2019 AND 2018

(In thousands, except percentages and per share data)

	YEAR ENDED
	DECEMBER 31,
	2019	%	2018	%
Revenue	$948,424	100.0%	$922,003	100.0%
Operating expenses (1)	823,496	86.8%	790,283	85.7%
Gross margin	124,928	13.2%	131,720	14.3%
Corporate general and administrative expenses (1)	44,406	4.7%	39,173	4.2%
Operating income	80,522	8.5%	92,547	10.1%
Other income (expense):
Interest expense	(5,765)	(0.6)%	(6,645)	(0.7)%
Gain on sale of operations, net	417	0.0%	1,025	0.1%
Other income (expense), net (1) (2)	17,715	1.9%	(7,087)	(0.8)%
Total other income (expense), net	12,367	1.3%	(12,707)	(1.4)%
Income from continuing operations before income tax expense	92,889	9.8%	79,840	8.7%
Income tax expense	21,840		18,267
Income from continuing operations	71,049	7.5%	61,573	6.7%
Loss from operations of discontinued businesses, net of tax	(335)		(3)
Net income	$70,714	7.5%	$61,570	6.7%

Diluted earnings (loss) per share:
Continuing operations	$1.27		$1.09
Discontinued operations	(0.01)		-
Net income	$1.26		$1.09

Diluted weighted average common shares outstanding	55,895		56,487
Other data from continuing operations:
Adjusted EBITDA (3)	$120,582		$109,135

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($17.2 million expense in 2019 and $4.5 million income in 2018, or 1.8% and (0.5%) of revenue, respectively) and "Corporate general and administrative expenses" ($2.0 million expense in 2019 and $0.4 million income in 2018, or 0.2% and (0.0%) of revenue for 2019 and 2018, respectively) and are directly offset by deferred compensation gains or losses in "Other income (expense), net" ($19.2 million gain in 2019 and $4.9 million loss in 2018, or 2.0% and (0.5%) of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense".

(2)

Included in "Other income, net" for the twelve months ended December 31, 2019 and 2018, is expense of $1.6 million and $2.6 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
	2019	2018	2019	2018
Revenue
Financial Services	$123,256	$122,441	$616,567	$600,926
Benefits and Insurance Services	70,886	68,285	296,228	288,437
National Practices	8,996	8,297	35,629	32,640
Total	$203,138	$199,023	$948,424	$922,003

Gross Margin
Financial Services	$(1,137)	$437	$101,327	$92,273
Benefits and Insurance Services	10,477	10,336	49,983	48,791
National Practices	830	650	3,155	2,637
Operating expenses - unallocated (1):
Other	(2,266)	(3,421)	(12,361)	(16,431)
Deferred compensation	(5,472)	9,197	(17,176)	4,450
Total	$2,432	$17,199	$124,928	$131,720

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income (loss) from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense in "Operating expenses" and “Corporate, general and administrative expense,” and offset in "Other income (expense), net".

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	YEAR ENDED
	DECEMBER 31,
	2019	2018
Net income	$70,714	$61,570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	22,345	23,675
Bad debt expense, net of recoveries	2,415	3,665
Adjustments to contingent earnout liability	1,599	2,617
Stock-based compensation expense	7,254	6,866
Other noncash adjustments	5,582	1,890
Net income, after adjustments to reconcile net income to net cash provided by operating activities	109,909	100,283
Changes in assets and liabilities, net of acquisitions and divestitures	(11,386)	5,149
Operating cash flows provided by continuing operations	98,523	105,432
Operating cash used in discontinued operations	(338)	(184)
Net cash provided by operating activities	98,185	105,248
Net cash used in investing activities	(27,685)	(47,576)
Net cash used in financing activities	(54,549)	(109,380)
Net change in cash, cash equivalents and restricted cash	$15,951	$(51,708)
Cash, cash equivalents and restricted cash at beginning of year	130,554	182,262
Cash, cash equivalents and restricted cash at end of year	$146,505	$130,554

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$567	$640
Restricted cash	29,595	27,481
Cash equivalents included in funds held for clients	116,343	102,433
Total cash, cash equivalents and restricted cash	$146,505	$130,554

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CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	DECEMBER 31,	DECEMBER 31,
	2019	2018
Cash and cash equivalents	$567	$640
Restricted cash	29,595	27,481
Accounts receivable, net	222,031	207,287
Current assets before funds held for clients	276,518	262,249
Funds held for clients	179,502	161,289
Goodwill and other intangible assets, net	654,671	637,009

Total assets	$1,400,774	$1,183,031

Current liabilities before client fund obligations	$186,906	$159,241
Client fund obligations	179,020	162,073
Bank debt	104,333	133,974

Total liabilities	$741,536	$589,368

Treasury stock	$(535,693)	$(508,530)

Total stockholders' equity	$659,238	$593,663

Debt to equity	16.0%	23.0%
Days sales outstanding (DSO) - continuing operations (1)	75	75

Shares outstanding	55,419	55,072
Basic weighted average common shares outstanding	54,299	54,561
Diluted weighted average common shares outstanding	55,895	56,487

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP.

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CBIZ, INC.

GAAP RECONCILIATION

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
	2019	2018	2019	2018
(Loss) income from continuing operations	$(1,136)	$(953)	$71,049	$61,573
Interest expense	1,256	1,434	5,765	6,645
Income tax (benefit) expense	(3,164)	(1,424)	21,840	18,267
Gain on sale of operations, net	(15)	(362)	(417)	(1,025)
Depreciation	2,181	1,757	8,283	6,140
Amortization	3,554	4,390	14,062	17,535
Adjusted EBITDA	$2,676	$4,842	$120,582	$109,135

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income (loss) from continuing operations". Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

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